Exhibit 10.3

                          THIRD MODIFICATION AGREEMENT


     THIS THIRD MODIFICATION AGREEMENT ("MODIFICATION") is made as of the 30th day of March, 2001, by and among GSE SYSTEMS, INC., a Delaware corporation, GSE PROCESS SOLUTIONS, INC., a Delaware corporation, and GSE POWER SYSTEMS, INC., a Delaware corporation (collectively, "BORROWERS"), GP STRATEGIES CORPORATION, a Delaware corporation ("GP STRATEGIES"), MANTECH INTERNATIONAL CORPORATION, a New Jersey corporation ("MANTECH"), GSE SYSTEMS INTERNATIONAL LTD., a Delaware corporation ("INTERNATIONAL"), MSHI, INC., a Virginia corporation ("MSHI"), GSE ERUDITE SOFTWARE, INC., a Delaware corporation ("ERUDITE"), GSE SERVICES COMPANY L.L.C., a Delaware limited liability company ("SERVICES"), GP INTERNATIONAL ENGINEERING & SIMULATION, INC., a Delaware corporation ("GP ENGINEERING"), and NATIONAL BANK OF CANADA, a Canadian chartered bank ("LENDER"). GP STRATEGIES and MANTECH are referred to collectively as the "LIMITED GUARANTORS." INTERNATIONAL, MSHI, ERUDITE, SERVICES, and GP ENGINEERING are referred to collectively as the "GUARANTORS."


                                    RECITALS


 Pursuant to the terms of a Loan And Security Agreement dated as of March 23, 2000, as amended pursuant to a First Modification Agreement dated as of May 30, 2000 ("FIRST MODIFICATION") and pursuant to a Second Modification Agreement dated as of July 20, 2000 ("SECOND MODIFICATION"), and various letter agreements executed from time to time (the aforesaid Loan and Security Agreement, as amended from time to time, "LOAN AGREEMENT") by and between the BORROWERS and the LENDER, the LENDER is providing to the BORROWERS a revolving credit facility in the originally stated principal amount of Ten Million Dollars ($10,000,000.00). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the LOAN AGREEMENT.

 MANTECH has guaranteed all of the BORROWERS' obligations to the LENDER (subject to certain limitations set forth therein) pursuant to a Limited Guaranty Agreement dated as of March 23, 2000, as amended pursuant to the SECOND MODIFICATION (as amended, "MANTECH GUARANTY"). GP STRATEGIES has guaranteed all of the BORROWERS' obligations to the LENDER (subject to certain limitations set forth therein) pursuant to a Limited Guaranty Agreement dated as of March 23, 2000. The GUARANTORS have guaranteed all of the BORROWERS' obligations to the LENDER pursuant to Guaranty Agreements dated as of March 23, 2000.


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 The CREDIT FACILITY is secured by, among other things, the security interests and liens granted by the BORROWERS and the GUARANTORS to the LENDER pursuant to the LOAN AGREEMENT and the other LOAN DOCUMENTS. MANTECH has provided certain credit enhancements in connection with the CREDIT FACILITY, including but not limited to (a) irrevocable standby letter of credit no. 5867621 having an originally stated face amount of Nine Hundred Thousand Dollars ($900,000.00), issued on April 6, 2000 by Mellon Bank, N.A. for the benefit of the LENDER, against MANTECH as account party, and having an expiry date of April 6, 2001 (together with any extensions or renewals thereof, "APRIL 2000 MANTECH L/C"), and (b) irrevocable standby letter of credit no. S868784, having an original undrawn face amount of Nine Hundred Thousand Dollars ($900,000.00), issued by Mellon Bank, N.A. for the benefit of the LENDER, against MANTECH as account party (together with any extensions or renewals thereof, "ADDITIONAL MANTECH L/C").

 The BORROWERS are in default under the LOAN AGREEMENT as a result of violations of Sections 6.21, 6.22, 6.23, 7.3, and 7.4 of the LOAN AGREEMENT on or before the date hereof ("EXISTING DEFAULTS"). As a result of the occurrence of the EXISTING DEFAULTS, the LENDER may terminate the CREDIT FACILITY and accelerate the time for payment of the OBLIGATIONS and exercise its rights and remedies upon default. Notwithstanding the EXISTING DEFAULTS, the LENDER is continuing to provide advances under the LOAN and has not as of the date hereof demanded repayment of any sums under the CREDIT FACILITY.

 The BORROWERS have requested that the LENDER modify certain terms of the LOAN AGREEMENT. The BORROWERS have also requested that the LENDER waive the EXISTING DEFAULTS.

 NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1. Recitals. The parties acknowledge the accuracy of the above Recitals and hereby incorporate the Recitals into this MODIFICATION.

     Section 2. ManTech Letters of Credit. The BORROWERS and MANTECH hereby request that the LENDER draw upon the APRIL 2000 MANTECH L/C and the ADDITIONAL MANTECH L/C and apply the net proceeds of same to the OBLIGATIONS; provided, however, the LENDER shall not, in any event, incur any liability for any delay or failure to do so. Once drawn upon, neither the APRIL 2000 MANTECH L/C nor the ADDITIONAL MANTECH L/C shall constitute ELIGIBLE ADDITIONAL COLLATERAL VALUE. The BORROWERS and MANTECH agree to maintain the APRIL 2000 MANTECH L/C and the ADDITIONAL MANTECH L/C until drawn by the LENDER.



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 Section 3.  Indebtedness to ManTech. GSE SYSTEMS shall be permitted to borrow from MANTECH an aggregate principal amount not to exceed Three Million Nine Hundred Thousand Dollars ($3,900,000); provided: (a) Two Million One Hundred Thousand Dollars ($2,100,000) of such indebtedness shall be evidenced, in part, by the Replacement Promissory Note of even date herewith in the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000) by GSE SYSTEMS and payable to the order of MANTECH, a copy of which has been provided to the LENDER; (b) Nine Hundred Thousand Dollars ($900,000) of such indebtedness shall result from a drawing by the LENDER upon the APRIL 2000 MANTECH L/C in the amount of Nine Hundred Thousand Dollars ($900,000), as set forth in Section 2 above, and such indebtedness shall be evidenced by instruments, agreements, and documents which shall be provided to the LENDER in advance of execution thereof and in form and substance satisfactory to the LENDER; (c) the balance of Nine Hundred Thousand Dollars ($900,000) of such indebtedness shall result from a drawing by the LENDER upon the ADDITIONAL MANTECH L/C in the amount of Nine Hundred Thousand Dollars ($900,000) as set forth in Section 2 above, and such indebtedness shall be evidenced by instruments, agreements, and documents which shall be provided to the LENDER in advance of execution thereof and in form and substance satisfactory to the LENDER; and (d) all of such indebtedness shall be unsecured and subordinated to the OBLIGATIONS in writing pursuant to a written subordination agreement in the same form as the Subordination and Intercreditor Agreement of even date herewith by and between MANTECH and the LENDER.

 Section 4. LIBOR Borrowing under the Loan Agreement. The BORROWERS agree that, notwithstanding anything to the contrary set forth in the LOAN AGREEMENT, during the period commencing on the date hereof and continuing for twelve (12) consecutive months hereafter, the BORROWERS shall not elect to accrue interest at the ADJUSTED LIBOR RATE and the LENDER shall have no obligation to make any advances under the CREDIT FACILITY as LIBOR BORROWINGS. In the event that no DEFAULT or EVENT OF DEFAULT shall occur or exist during, or at the end of, such twelve-month period, the BORROWER may, at the end of such twelve-month period, make elections for LIBOR BORROWINGS, subject to all of the terms and conditions set forth in the LOAN AGREEMENT.

     Section 5. Amendment To Loan Agreement. The LOAN AGREEMENT is hereby amended and modified as follows:

          a. Section 1.11 of the LOAN AGREEMENT captioned "Applicable Margin" is hereby amended and restated in its entirety as follows:

                  Section 1.11. Applicable Margin. The term "APPLICABLE MARGIN" means that percentage to be added to either the BASE RATE or the LIBOR RATE in order to determine an applicable ADJUSTED BASE RATE or ADJUSTED LIBOR RATE, which percentage shall be determined in accordance with the following schedule:

                           BASE RATE                 LIBOR  RATE
                           ---------                 -----------
                           0.75%                     3.25%

          b. Section 1.18 of the LOAN AGREEMENT captioned "Borrowing Base" is hereby amended by adding immediately following the words and punctuation "INTEREST RATE PROTECTION AGREEMENTS," the words and punctuation "FOREIGN EXCHANGE EXPOSURE,".



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          c.  Article 1 of the LOAN  AGREEMENT  is hereby  amended by adding the following definition of "Current Ratio" as new Section 1.29A immediately following Section 1.29 captioned "Credit Facility":

                  Section 1.29A. Current Ratio. The term "CURRENT RATIO" means, as at the end of any period, the ratio of (a) TOTAL CURRENT ASSETS as at the end of such period to (b) TOTAL CURRENT LIABILITIES plus, without duplication, the aggregate amount of all outstanding balances under the CREDIT FACILITY as at the end of such period.

          d. Section 1.34 of the LOAN AGREEMENT captioned "Eligible Additional Collateral Value" is hereby amended and restated in its entirety as follows:

                  Section 1.34 Eligible Additional Collateral Value. The term "ELIGIBLE ADDITIONAL COLLATERAL VALUE" means, at any date of determination thereof, an aggregate amount equal to the STATED AMOUNT of a letter of credit having a face amount satisfactory to the LENDER, naming the LENDER as beneficiary, issued by a bank satisfactory to the LENDER, on terms and provisions acceptable to the LENDER, having an expiration date satisfactory to the LENDER, and being in form and substance satisfactory to the LENDER, in its sole discretion, provided the same shall be duly issued and delivered to the LENDER and in full force and effect, and provided further, the same shall cease to be included in the determination of ELIGIBLE ADDITIONAL COLLATERAL VALUE on the date which is thirty (30) days prior to such letter of credit's expiry date.

          e. Article 1 of the LOAN AGREEMENT is hereby amended by adding the following definition of "Foreign Exchange Exposure" as new Section 1.48A immediately following Section 1.48 captioned "Fiscal Year":

                  Section 1.48A. Foreign Exchange Exposure. The term "FOREIGN EXCHANGE EXPOSURE" shall mean all existing and future obligations of any of the BORROWERS to the LENDER, and all risks and exposure to the LENDER as a result of transactions requested by or for the benefit of any of the BORROWERS, including, but not limited to, the risk that changes in foreign exchange rates will result in a financial loss, in terms of US dollars, to the LENDER, whether existing or arising from time to time, and whether in connection with foreign exchange credit accommodations and transactions, currency transactions, foreign exchange trades and settlement arrangements, foreign exchange risk derivative instruments, foreign exchange settlement risks, relative currency valuation, cross-currency risks, or otherwise.

          f. Clause (e) of Section 1.81 of the LOAN AGREEMENT captioned "Obligations" is hereby amended and restated in its entirety as follows:

                  (e) payments, duties or obligations owed to the LENDER arising from or with respect to INTEREST RATE PROTECTION AGREEMENTS, FOREIGN EXCHANGE EXPOSURE (including but not limited to, foreign exchange facilities, foreign exchange risk derivative instruments, or currency transactions), existing or arising from time to time;

          g. Section 2.1 of the LOAN AGREEMENT captioned "Agreement to Extend the Loan" is hereby amended by adding at the end thereof the following:

                  Subject to the terms and conditions of this AGREEMENT and the LOAN DOCUMENTS, including but not limited to the terms of all reimbursement agreements, applications and other agreements, instruments, and documents required by the LENDER, the LENDER may, in its sole discretion, provide foreign exchange credit accommodations to the BORROWERS through but not including the TERMINATION DATE; provided
         (a) the aggregate amount of the FOREIGN EXCHANGE EXPOSURE as determined by the LENDER in its sole discretion shall not at any time exceed Five Hundred Thousand Dollars ($500,000), and (b) one hundred percent (100%) of the aggregate amount of the FOREIGN EXCHANGE EXPOSURE, as determined by the LENDER in its sole discretion from time to time, shall be fully reserved against the BORROWING BASE. If at any time, the LENDER determines that the FOREIGN EXCHANGE EXPOSURE exceeds any such permitted amounts, the BORROWERS shall pay to the LENDER the full amount of such excess in immediately available funds.

         h.  The first two sentences of Section 2.2.3 of the LOAN
AGREEMENT captioned "Letter of Credit Fees And Other Charges" are hereby deleted and the following inserted in lieu thereof:

                  The BORROWERS, jointly and severally, shall pay to the LENDER a fee with respect to each outstanding LETTER OF CREDIT computed on the face amount of such LETTER OF CREDIT at an annual percentage rate (based on a 360-day year) equal to three and one-quarter percent (3.25%). The aforesaid letter of credit fee shall be payable quarterly in advance on the first BUSINESS DAY of each QUARTER.

          i. Section 5.18 of the LOAN AGREEMENT captioned "Eligible Additional Collateral Value" is hereby amended and restated in its entirety as follows:

                  Section 5.18 Eligible Additional Collateral Value. Any letter of credit which any of the BORROWERS contend should be included in the calculation of ELIGIBLE ADDITIONAL COLLATERAL VALUE shall be considered "eligible" only if, at the time of determination of eligibility, there shall be no less than thirty (30) days remaining from such date of determination to the expiry date of the letter of credit. In addition, any letter of credit which any of the BORROWERS contend should be included in the calculation of ELIGIBLE ADDITIONAL COLLATERAL VALUE shall have an expiry date which is not less than one year from issuance.

          j. Section 6.12.5 of the LOAN AGREEMENT captioned "Quarterly Financial Statements" is hereby amended and restated in its entirety as follows:

                  Section 6.12.5. Interim Financial Statements. (a) For the QUARTER ending March 31, 2001, as soon as available and in any event within forty-five (45) calendar days after the end of such QUARTER, the BORROWERS shall submit to the LENDER a consolidated and consolidating balance sheet of the BORROWERS and their SUBSIDIARIES as of the end of such quarter, a consolidated and consolidating statement of income and retained earnings of the BORROWERS and their SUBSIDIARIES for the period commencing at the end of the previous FISCAL YEAR and ending with the end of such quarter, and a consolidated statement of cash flow of the BORROWERS and their SUBSIDIARIES for the portion of the FISCAL YEAR ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the projection and budget for such period and the respective consolidated and consolidating figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the chief financial officer of each of the BORROWERS (subject to year-end adjustments).

                  (b) In addition, as soon as available and in any event within thirty (30) calendar days after the end of each calendar month (provided in the case of the month of March 2001 only, within forty-five (45) calendar days after the end of such calendar month), the BORROWERS shall submit to the LENDER a consolidated and consolidating balance sheet of the BORROWERS and their SUBSIDIARIES as of the end of such month, a consolidated and consolidating statement of income and retained earnings of the BORROWERS and their SUBSIDIARIES for the period commencing at the end of the previous FISCAL YEAR and ending with the end of such month, and a consolidated statement of cash flow of the BORROWERS and their SUBSIDIARIES for the portion of the FISCAL YEAR ended with the last day of such month, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the projection and budget for such period and the respective consolidated and consolidating figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the chief financial officer of each of the BORROWERS (subject to year-end adjustments).

         k.  Section 6.12.6 of the LOAN AGREEMENT captioned "Annual
Financial Statements" is hereby amended by adding, immediately after the words "stating in comparative form," the words "the respective consolidated and consolidating figures for the projection and budget for such period and".

          l. Section 6.12.10 of the LOAN AGREEMENT captioned "Certificates of No Default" is hereby amended and restated in its entirety as follows:

                  Section 6.12.10. Certificates of No Default. Within thirty
         (30) calendar days after the end of each calendar month, each of the BORROWERS shall submit to the LENDER certificates of the chief financial officers of each of the BORROWERS certifying that: (i) there exists no DEFAULT or EVENT OF DEFAULT, or if a DEFAULT or an EVENT OF DEFAULT exists, specifying the nature thereof, the period of existence thereof and what action such BORROWER proposes to take with respect thereto; (ii) no material adverse change in the condition, financial or otherwise, business, property or results of operations of such BORROWER has occurred since the previous certificate was sent to the LENDER by such BORROWER or, if any such change has occurred, specifying the nature thereof and what action such BORROWER has taken or proposes to take with respect thereto; (iii) all insurance premiums then due have been paid; (iv) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of such BORROWER'S rationale therefor; (v) no litigation, investigation or proceedings, or injunction, writ or restraining order is pending or threatened or, if any such litigation, investigation, proceeding, injunction, writ or order is pending, describing the nature thereof; and (vi) stating whether or not the GUARANTORS and the BORROWERS are in compliance with the covenants in this AGREEMENT, including a calculation of the financial covenants in the schedule attached to such officers' certificates in form satisfactory to the LENDER.

         m. Sections 6.21 and 6.22 of the LOAN AGREEMENT captioned "Minimum EBITDA" and "Minimum Tangible Net Worth Plus Subordinated Debt" respectively, are hereby amended and restated in their entirety as follows:

                  Section 6.21. Minimum EBITDA. The EBITDA of the BORROWERS and their respective consolidated SUBSIDIARIES measured on a consolidated basis shall be: (a) for the QUARTER ending March 31, 2001, measured at the end of such QUARTER, not less than $1,050,000.00; (b) for each of the calendar months ending April 30, 2001, through and including December 31, 2001, measured at the end of each such month, not less than $383,000.00; (c) for each calendar month thereafter, measured at the end of each such month, not less than $450,000.00.

                  Section 6.22.  Minimum Tangible Net Worth Plus
         Subordinated Debt. As of the end of each accounting period set forth below of the BORROWERS and their respective consolidated SUBSIDIARIES, the sum of TANGIBLE NET WORTH plus SUBORDINATED DEBT of the BORROWERS and their respective consolidated SUBSIDIARIES on a consolidated basis shall be not less than the respective amount set forth for such accounting period:

               (a) for the QUARTER ending March 31, 2001, and for each of the calendar months ending April 30, 2001 and May 31, 2001:
                    $3,700,000.00;

               (b) for each of the calendar months ending June 30, 2001, July 31, 2001, and August 31, 2001: $6,100,000.00;

               (c) for each of the calendar months ending September 30, 2001, October 31, 2001, and November 30, 2001: $6,750,000.00;

               (d) for each of the calendar months ending December 31, 2001, January 31, 2002, and February 28, 2002: $6,850,000.00;

               (e) for each of the calendar months ending March 31, 2002, April 30, 2002, and May 31, 2002: $7,000,000.00;

               (f) for each of the calendar months ending June 30, 2002, July 31, 2002, and August 31, 2002: $7,150,000.00;

               (g) for each of the calendar months ending September 30, 2002, October 31, 2002, and November 30, 2002: $7,300,000.00;

               (h) for each of the calendar months ending December 31, 2002, January 31, 2003, and February 28, 2003: $7,450,000.00.

         n. Section 6.23 of the LOAN AGREEMENT captioned "Minimum
Working Capital" is hereby deleted and the following new Section 6.23 captioned "Minimum Current Ratio" inserted in lieu thereof:

                    Section 6.23. Minimum Current Ratio. The CURRENT RATIO of the BORROWERS and their respective consolidated SUBSIDIARIES on a consolidated basis shall be not less than the respective amount as of the end of each calendar month set forth below: (a) as of the end of each calendar month ending March 31, 2001 through and including August 31, 2001: 0.80; (b) as of the end of each calendar month ending September 30, 2001 through and including November 30, 2001: 0.85; (c) as of end of the calendar month ending December 31, 2001: 0.90; and (d) as of the end of the calendar month ending January 31, 2002 and each calendar month thereafter: 1.00.

         o. Section 6.24 of the LOAN AGREEMENT captioned "Ratio of Total Liabilities to Tangible Net Worth Plus Subordinated Debt" is hereby amended and restated in its entirety as follows:

                  Section 6.24. Ratio of Total Liabilities to Tangible Net Worth Plus Subordinated Debt. The BORROWERS and their respective consolidated SUBSIDIARIES on a consolidated basis shall maintain as of the end of each calendar month set forth below the ratio of (a) TOTAL LIABILITIES to (b) TANGIBLE NET WORTH plus SUBORDINATED DEBT not greater than the respective ratio set forth below:

                  Month ending                                Ratio
                  ------------                                -----
                  3/31/01                            6.25
                  4/30/01                            6.25
                  5/31/01                            6.25
                  6/30/01 and each calendar          4.00
                      month thereafter

 Section 6. Amendment of ManTech Guaranty. The MANTECH GUARANTY is hereby amended and modified by amending and restating Section 3 thereof captioned "Letter of Credit" in its entirety as follows:

         Section 3. Letter of Credit. (a) The GUARANTOR has delivered to the LENDER an irrevocable standby letter of credit no. 5867621 having an original undrawn face amount of Nine Hundred Thousand Dollars ($900,000.00) naming the LENDER as beneficiary, issued by Mellon Bank, N.A. on April 6, 2000 and having an expiration date of April 6, 2001 ("APRIL 2000 MANTECH L/C"). The GUARANTOR has also delivered to the LENDER an additional irrevocable standby letter of credit no. S868784, having an original undrawn face amount of Nine Hundred Thousand Dollars ($900,000.00), naming the LENDER as beneficiary, issued by Mellon Bank, N.A., on July 19, 2000 and having an expiration date of July 18, 2001 ("ADDITIONAL MANTECH L/C;" the ADDITIONAL MANTECH L/C and the APRIL 2000 MANTECH L/C are each sometimes referred to individually as a MANTECH L/C and are referred to collectively as the "MANTECH L/Cs"). The GUARANTOR acknowledges that the MANTECH L/Cs are to serve as part of the BORROWING BASE for the LOAN to the BORROWERS.

         (b) Effective, respectively, upon the due delivery to the LENDER of each original fully executed, issued and effective MANTECH L/C satisfying all of the conditions set forth above (as applicable to the APRIL 2000 MANTECH L/C or the ADDITIONAL MANTECH L/C, as the case may
         be), and continuing, respectively, for so long as each such MANTECH L/C shall be effective, the provisions of Section 2 of this GUARANTY shall be deemed amended to the effect that the GUARANTY MONETARY AMOUNT set forth in Section 2 shall be reduced by an amount equal to the original undrawn face amount of each such MANTECH L/C which continues so in effect. Upon expiration or release of a MANTECH L/C, the amendments to the GUARANTY MONETARY AMOUNT set forth in this clause (b) arising as a result of the issuance and delivery of such MANTECH L/C shall immediately and without further notice be void and of no further force and effect. Upon expiration or release of both MANTECH L/Cs, all of the provisions of Section 2 shall be as stated in Section 2. Upon a drawing or drawings by the LENDER upon one or both of the MANTECH L/Cs and application of such amount to payment of the obligations of the BORROWERS to the LENDER, subject to Section 24 hereof captioned "Reinstatement," the OBLIGATIONS of the GUARANTOR hereunder shall be reduced to the extent of such drawing and application of proceeds. Upon a drawing by the LENDER upon both of the MANTECH L/Cs equal to the full $1,800,000.00 aggregate face amount of such MANTECH L/Cs, and application of such amounts to payment of the obligations of the BORROWERS to the LENDER, subject to reinstatement pursuant to Section 24 hereof, this GUARANTY shall be automatically terminated and MANTECH shall have no further obligations hereunder.

 Section 7. Waiver of Existing Defaults. Subject to the terms of this MODIFICATION, the LENDER hereby waives the EXISTING DEFAULTS. The contrary notwithstanding, the waiver granted herein shall not constitute a waiver of any other violation, DEFAULT, or EVENT OF DEFAULT which may exist under the LOAN AGREEMENT or any other LOAN DOCUMENT, whether or not known to the LENDER, nor shall it constitute a waiver of any future violation, DEFAULT, or EVENT OF DEFAULT occurring under the LOAN AGREEMENT or any other LOAN DOCUMENT, including without limitation, any future or additional violation of Sections 6.21, 6.22, 6.23, 7.3, and 7.4 of the LOAN AGREEMENT.

 Section 8. Amendment Fee. This provisions set forth in Sections 2 - 7, inclusive of this MODIFICATION shall be conditioned upon and shall not be effective until the BORROWER shall have paid to the LENDER a non-refundable and unconditional fee equal to Twenty Thousand Dollars ($20,000.00). The fee shall not be considered to be a payment of any of the LENDER's expenses incurred in connection with the CREDIT FACILITY or this MODIFICATION.

 Section 9. Acknowledgment of Guarantors and Limited Guarantors. Each of the GUARANTORS and the LIMITED GUARANTORS hereby acknowledges the modifications and other terms set forth herein and, except as specifically modified hereby, ratifies and confirms all of its respective obligations under the LOAN DOCUMENTS to which it is a party.

 Section 10. Other Terms. Except as specifically modified herein, all other terms and provisions of the LOAN DOCUMENTS remain in full force and effect and are hereby ratified and confirmed. The modifications contained herein shall not constitute a novation of, or a refinancing of, the CREDIT FACILITY or affect the validity, priority, or enforceability of the liens and security interests created by or granted in the LOAN DOCUMENTS.

 Section 11. Additional Representations and Warranties. As an inducement to the LENDER to enter into this AGREEMENT, the BORROWERS, the GUARANTORS, and the LIMITED GUARANTORS hereby make the following additional representations and warranties to the LENDER:

         a. Each of them: (i) has the power to enter into this MODIFICATION and any related documents, and to perform all of its obligations hereunder and thereunder; (ii) has duly authorized the entry into and performance of this MODIFICATION and all related documents; and (iii) is in good standing in the state of its incorporation (or formation) and in all other states in which it transacts business, except where the failure to be in good standing would not materially affect performance under the LOAN DOCUMENTS.

     b. None of them is in default of any of its respective duties or obligations of the LOAN DOCUMENTS (other than the EXISTING DEFAULTS).

         c. No event exists which constitutes, or which with the passage of time, the giving of notice, or both, would constitute a default under the LOAN AGREEMENT or any of the LOAN DOCUMENTS (other than the EXISTING DEFAULTS).

         d. None of them is in default under any other contract, agreement or instrument to which it is a party or under which it or any of its property is bound.

         e. The execution, delivery and performance of this MODIFICATION will not immediately, or with the passage of time, the giving of notice, or both violate any laws or result in a default under any contract, agreement, or instrument to which any of them is a party or by which any of them or any of their property is bound.

         f. All warranties and representations previously made to the LENDER by the each of them in connection with the LOAN DOCUMENTS remain true, accurate and complete, except to the extent that the LENDER has previously been notified.

         g. There are no outstanding judgments, tax liens, or pending litigation against any of them, and there are no actions, suits, investigations or proceedings pending or, to the knowledge of any of them, threatened against any of them or against any of the COLLATERAL, except as disclosed on a schedule to the LOAN DOCUMENTS or on Schedule A attached hereto.

         h. No material adverse change has occurred in the financial condition of any of the BORROWERS or any of the GUARANTORS, as indicated on their financial statement most recently submitted to and reviewed by the LENDER, and no event has occurred or circumstance exists which may cause such a material adverse change.

         i. This MODIFICATION and all of the LOAN DOCUMENTS, as modified and amended in accordance herewith, are the valid and binding obligations of each of them and are fully enforceable in accordance with all stated terms.

     Section 12.Final Agreement. This MODIFICATION and the other LOAN DOCUMENTS, as modified herein, constitute the entire agreement between the parties hereto with respect to the CREDIT FACILITY, and may not be altered, modified or amended except by a writing executed by the LENDER and any other party against whom any such modification or amendment is to be enforced.

     Section 13. Fees And Expenses. The BORROWERS, jointly and severally, agree to promptly pay all costs and expenses incurred by the LENDER in connection with this MODIFICATION, including, but not limited to, all attorneys' fees.

     Section 14. Binding Effect. This MODIFICATION shall inure to the benefit of the parties hereto, and shall be binding upon, their respective personal representatives, successors and assigns.

     Section 15. Choice Of Law. The laws of the State of New York (excluding, however, conflicts of law principles) shall govern and be applied to determine all issues relating to this MODIFICATION and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this MODIFICATION and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this MODIFICATION or which occurred or were to occur as a direct or indirect result of this MODIFICATION having been executed.

     Section 16. Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular shall refer to and include the plural. The use of any gender shall include and refer to any other gender. All defined terms are completely capitalized throughout this MODIFICATION. All captions are for the purpose of convenience only.

     Section 17. Time. Time is of the essence with respect to this MODIFICATION and all terms and conditions described herein.

 Section 18.  Release Of Claims. Each of the BORROWERS, GUARANTORS and
LIMITED GUARANTORS hereby releases, waives, discharges and agrees to hold the LENDER and its officers, directors, agents, attorneys, and employees harmless from any and all claims, known or unknown, which such BORROWER, GUARANTOR or LIMITED GUARANTOR might have against the LENDER or its officers, directors, agents, attorneys, or employees which in any way relate, pertain, or arise, directly or indirectly, from the CREDIT FACILITY, the LOAN DOCUMENTS, this MODIFICATION, or which otherwise relate or pertain to the collateral securing the obligations of the BORROWERS (or any of them) to the LENDER, the transactions described in this MODIFICATION, or the conduct of the parties with respect thereto.

 Section 19. No Waiver. The LENDER, at any time or from time to time, may waive all or any rights under this MODIFICATION or the other LOAN DOCUMENTS, as amended, but any such waiver or indulgence by the LENDER at any time or from time to time shall not constitute a future waiver of performance or exact performance by the BORROWERS.

 Section 20. Waiver of Trial by Jury. Each party to this MODIFICATION agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this MODIFICATION or any other LOAN DOCUMENT or which in any way relates, directly or indirectly, to the OBLIGATIONS or any event, transaction, or occurrence arising out of or in any way connected with any of the OBLIGATIONS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

                         [SIGNATURES BEGIN ON NEXT PAGE]

 IN WITNESS WHEREOF, the parties hereto have executed this MODIFICATION under seal as of the date first above written. This MODIFICATION may be executed in counterparts and may be delivered via facsimile.

WITNESS/ATTEST:                                 BORROWERS:

                                               GSE SYSTEMS, INC.


________________________________    By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President



                                            GSE PROCESS SOLUTIONS, INC.


________________________________    By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President


                                             GSE POWER SYSTEMS, INC.


________________________________    By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President


                                             LIMITED GUARANTORS:

                                             GP STRATEGIES CORPORATION


_______________________________     By:     ______________________________(SEAL)
                                            Name : ______________________,
                                            Title:    ______________________

                                           MANTECH INTERNATIONAL CORPORATION


_______________________________     By:     _____________________________(SEAL)
                                          Name: ________________________,
                                          Title: _________________________


                                   GUARANTORS:

                                          GSE SYSTEMS INTERNATIONAL LTD.


_______________________________     By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President

                                   MSHI, INC.


_______________________________     By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President


                                            GSE ERUDITE SOFTWARE, INC.


_______________________________     By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President

                                            GSE SERVICES COMPANY L.L.C.


_______________________________     By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Secretary

                                          GP INTERNATIONAL ENGINEERING
                                           & SIMULATION, INC.


________________________________    By:     ______________________________(SEAL)
                                            Jeffery G. Hough,
                                            Senior Vice President

                                   THE LENDER:

                                            NATIONAL BANK OF CANADA


______________________________      By:     _____________________________(SEAL)
                                            Robert A. Incorvati,
                                            Vice President


______________________________      By:     _____________________________(SEAL)
                                            James P. Sierakowski,
                                            Vice President